______________________________



                    FOODBRANDS AMERICA, INC., as Issuer

                                    and

                  the GUARANTORS as identified herein and

                        FIRST UNION NATIONAL BANK,
                                as Trustee

                     ________________________________


                       FOURTH SUPPLEMENTAL INDENTURE

                         Dated as of May 15, 1996

                     _________________________________

                               $110,000,000

       9 3/4% Senior Subordinated Redeemable Securities due 2000






                             TABLE OF CONTENTS

                                                            Page
                                ARTICLE ONE

                     DEFINITIONS AND OTHER PROVISIONS
                          OF GENERAL APPLICATION

Section 1.01.  Definitions . . . . . . . . . . . . . . . . .    2
Section 1.02.  Incorporation by Reference of Trust
               Indenture Act . . . . . . . . . . . . . . . .   22
Section 1.03.  Rules of Construction . . . . . . . . . . . .   23

                                ARTICLE TWO

                              THE SECURITIES

Section 2.01.  Forms and Dating. . . . . . . . . . . . . . .   24
Section 2.02.  Execution and Authentication. . . . . . . . .   24
Section 2.03.  Registrar and Paying Agent. . . . . . . . . .   25
Section 2.04.  Paying Agent To Hold Money in Trust . . . . .   26
Section 2.05.  Securityholder Lists. . . . . . . . . . . . .   26
Section 2.06.  Transfer and Exchange . . . . . . . . . . . .   26
Section 2.07.  Replacement Securities. . . . . . . . . . . .   27
Section 2.08.  Outstanding Securities. . . . . . . . . . . .   27
Section 2.09.  Treasury Securities . . . . . . . . . . . . .   28
Section 2.10.  Temporary Securities. . . . . . . . . . . . .   28
Section 2.11.  Cancellation. . . . . . . . . . . . . . . . .   28
Section 2.12.  Defaulted Interest. . . . . . . . . . . . . .   28
Section 2.13.  CUSIP Number. . . . . . . . . . . . . . . . .   29
Section 2.14.  Deposit of Moneys . . . . . . . . . . . . . .   29

                               ARTICLE THREE

                         REDEMPTION OF SECURITIES

Section 3.01.  Notices to the Trustee. . . . . . . . . . . .   29
Section 3.02.  Selection of Securities To Be Redeemed. . . .   30
Section 3.03.  Notice of Redemption. . . . . . . . . . . . .   30
Section 3.04.  Effect of Notice of Redemption. . . . . . . .   31
Section 3.05.  Deposit of Redemption Price . . . . . . . . .   31
Section 3.06.  Securities Redeemed or Purchased in Part. . .   32


____________________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                             Page
                               ARTICLE FOUR

                                 COVENANTS

Section 4.01.  Payment of Securities . . . . . . . . . . . .   32
Section 4.02.  Maintenance of Office or Agency . . . . . . .   32
Section 4.03.  Corporate Existence . . . . . . . . . . . . .   33
Section 4.04.  Payment of Taxes and Other Claims . . . . . .   33
Section 4.05.  Maintenance of Properties; Insurance Books
               and Records; Compliance with Law. . . . . . .   33
Section 4.06.  Compliance Certificate. . . . . . . . . . . .   34
Section 4.07.  SEC Reports . . . . . . . . . . . . . . . . .   35
Section 4.08.  [Intentionally omitted] . . . . . . . . . . .   36
Section 4.09.  [Intentionally omitted] . . . . . . . . . . .   36
Section 4.10.  [Intentionally omitted] . . . . . . . . . . .   36
Section 4.11.  [Intentionally omitted] . . . . . . . . . . .   36
Section 4.12.  Change of Control Triggering Event. . . . . .   36
Section 4.13.  Disposition of Proceeds of Asset Sales. . . .   38
Section 4.14.  [Intentionally omitted] . . . . . . . . . . .   41
Section 4.15.  [Intentionally omitted] . . . . . . . . . . .   41
Section 4.16.  Waiver of Stay, Extension or Usury Laws . . .   41
Section 4.17.  Limitation on Guarantees by Restricted
               Subsidiaries. . . . . . . . . . . . . . . . .   42
Section 4.18.  Limitation on Other Senior Subordinated
               Indebtedness. . . . . . . . . . . . . . . . .   43

                               ARTICLE FIVE

                           SUCCESSOR CORPORATION

Section 5.01.  When Company May Merge, etc.. . . . . . . . .   43
Section 5.02.  Successor Substituted . . . . . . . . . . . .   45

                                ARTICLE SIX

                                 REMEDIES

Section 6.01.  Events of Default . . . . . . . . . . . . . .   45
Section 6.02.  Acceleration. . . . . . . . . . . . . . . . .   47
Section 6.03.  Other Remedies. . . . . . . . . . . . . . . .   48
Section 6.04.  Waiver of Defaults. . . . . . . . . . . . . .   48
Section 6.05.  Control by Majority . . . . . . . . . . . . .   49
Section 6.06.  Limitation on Suits . . . . . . . . . . . . .   49

____________________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                             Page

Section 6.07.  Right of Holders To Receive Payment . . . . .   50
Section 6.08.  Collection Suit by Trustee. . . . . . . . . .   50
Section 6.09.  Trustee May File Proofs of Claims . . . . . .   50
Section 6.10.  Priorities. . . . . . . . . . . . . . . . . .   51
Section 6.11.  Undertaking for Costs . . . . . . . . . . . .   51
Section 6.12.  Restoration of Rights and Remedies. . . . . .   51

                               ARTICLE SEVEN

                                  TRUSTEE

Section 7.01.  Duties. . . . . . . . . . . . . . . . . . . .   52
Section 7.02.  Rights of Trustee . . . . . . . . . . . . . .   53
Section 7.03.  Individual Rights of Trustee. . . . . . . . .   54
Section 7.04.  Trustee's Disclaimer. . . . . . . . . . . . .   54
Section 7.05.  Notice of Default . . . . . . . . . . . . . .   54
Section 7.06.  Money Held in Trust . . . . . . . . . . . . .   55
Section 7.07.  Reports by Trustee to Holders . . . . . . . .   55
Section 7.08.  Compensation and Indemnity. . . . . . . . . .   55
Section 7.09.  Replacement of Trustee. . . . . . . . . . . .   56
Section 7.10.  Successor Trustee by Merger, etc. . . . . . .   57
Section 7.11.  Eligibility: Disqualification . . . . . . . .   57
Section 7.12.  Preferential Collection of Claims Against
               Company . . . . . . . . . . . . . . . . . . .   58

                               ARTICLE EIGHT

                  SATISFACTION AND DISCHARGE OF INDENTURE

Section 8.01.  Termination of the Company's Obligations. . .   58
Section 8.02.  Legal Defeasance and Covenant Defeasance. . .   59
Section 8.03.  Application of Trust Money. . . . . . . . . .   64
Section.8.04.  Repayment to Company or Guarantors. . . . . .   64
Section 8.05.  Reinstatement . . . . . . . . . . . . . . . .   64

                               ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.  Without Consent of Holders. . . . . . . . . .   65
Section 9.02.  With Consent of Holders . . . . . . . . . . .   66
Section 9.03.  Compliance with Trust Indenture Act . . . . .   67
Section 9.04.  Revocation and Effect of Consents . . . . . .   67
Section 9.05.  Notation on or Exchange of Securities . . . .   68
Section 9.06.  Trustee May Sign Amendments, etc. . . . . . .   68

____________________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                             Page
                                ARTICLE TEN

                        SUBORDINATION OF SECURITIES

Section 10.01.  Securities Subordinate to Senior
                Indebtedness . . . . . . . . . . . . . . . .   69
Section 10.02.  Payment Over of Proceeds upon Dissolution,
                etc. . . . . . . . . . . . . . . . . . . . .   69
Section 10.03.  Suspension of Payment When Senior
                Indebtedness in Default. . . . . . . . . . .   71
Section 10.04.  Trustee's Relation to Senior Indebtedness. .   72
Section 10.05.  Subrogation to Rights of Holders of Senior
                Indebtedness . . . . . . . . . . . . . . . .   73
Section 10.06.  Provisions Solely To Define Relative Rights.   73
Section 10.07.  Trustee To Effectuate Subordination. . . . .   74
Section 10.08.  No Waiver of Subordination Provisions. . . .   74
Section 10.09.  Notice to Trustee. . . . . . . . . . . . . .   75
Section 10.10.  Reliance on Judicial Order or Certificate
                of Liquidating Agent . . . . . . . . . . . .   76
Section 10.11. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's
                Rights . . . . . . . . . . . . . . . . . . .   76
Section 10.12.  Article Applicable to Paying Agents. . . . .   76
Section 10.13.  No Suspension of Remedies. . . . . . . . . .   77

                              ARTICLE ELEVEN

                               MISCELLANEOUS

Section 11.01.  Trust Indenture Act of 1939. . . . . . . . .   77
Section 11.02.  Notices. . . . . . . . . . . . . . . . . . .   77
Section 11.03.  Communication by Holders with Other Holder .   78
Section 11.04.  Certificate and Opinion as to Conditions
                Precedent. . . . . . . . . . . . . . . . . .   78
Section 11.05.  Statements Required in Certificate or
                Opinion. . . . . . . . . . . . . . . . . . .   79
Section 11.06.  Rules by Trustee, Paying Agent, Registrar. .   79
Section 11.07.  Governing Law. . . . . . . . . . . . . . . .   79
Section 11.08.  No Interpretation of Other Agreements. . . .   80
Section 11.09.  No Recourse Against Others . . . . . . . . .   80
Section 11.10.  Successors . . . . . . . . . . . . . . . . .   80
Section 11.11.  Duplicate Originals. . . . . . . . . . . . .   80
Section 11.12.  Separability . . . . . . . . . . . . . . . .   80
Section 11.13.  Table of Contents, Headings, etc.  . . . . .   80
Section 11.14.  Benefits of Indenture. . . . . . . . . . . .   80

____________________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

                                                            Page
                              ARTICLE TWELVE

                          GUARANTEE OF SECURITIES

Section 12.01.  Guarantee. . . . . . . . . . . . . . . . . .   81
Section 12.02.  Execution and Delivery of Guarantee. . . . .   83
Section 12.03.  [Intentionally omitted]. . . . . . . . . . .   83
Section 12.04.  Guarantee Obligations Subordinated to
                Guarantor Senior Indebtedness. . . . . . . .   83
Section 12.05.  Payment Over of Proceeds Upon Dissolution,
                etc., of a Guarantor . . . . . . . . . . . .   84
Section 12.06. Suspension of Guarantee Obligations When Guarantor Senior Indebtedness in Default . . 86
Section 12.07.  Release of a Guarantor . . . . . . . . . . .   87
Section 12.08.  Waiver of Subrogation. . . . . . . . . . . .   87
Section 12.09.  Guarantee Provisions Solely to Define
                Relative Rights. . . . . . . . . . . . . . .   88
Section 12.10.  Trustee to Effectuate Subordination of
                Guarantee Obligations. . . . . . . . . . . .   89
Section 12.11.  No Waiver of Guarantee Subordination
                Provisions . . . . . . . . . . . . . . . . .   89
Section 12.12.  Guarantors to Give Notice to Trustee . . . .   90
Section 12.13.  Reliance on Judicial Order or Certificate
                of Liquidating Agent Regarding Dissolution,
                etc., of Guarantors. . . . . . . . . . . . .   91
Section 12.14.  Rights of Trustee as a Holder of Guarantor
                Senior Indebtedness; Preservation of
                Trustee's Rights . . . . . . . . . . . . . .   92
Section 12.15.  Article Twelve Applicable to Paying Agents .   92
Section 12.16.  No Suspension of Remedies. . . . . . . . . .   92
Section 12.17.  Trustee's Relation to Guarantor Senior
                Indebtedness . . . . . . . . . . . . . . . .   92
Section 12.18.  Subrogation. . . . . . . . . . . . . . . . .   93

          SIGNATURES

          EXHIBIT A  Form of Security
          EXHIBIT B  Terms of Guaranty
          EXHIBIT C  Form of Guaranty


____________________

Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.




          FOURTH SUPPLEMENTAL INDENTURE, dated as of May 15, 1996, between FOODBRANDS AMERICA, INC., a corporation incorporated under the laws of the State of Delaware (the "Company"), and SPECIALTY BRANDS, Inc., a Delaware corporation, CONTINENTAL DELI FOODS, INC., a Delaware corporation, NATIONAL SERVICE CENTER, INC., a Delaware corporation, RKR-GP, INC., a Delaware corporation, KPR HOLDINGS, L.P., a Delaware limited partnership, DOSKOCIL FOOD SERVICE COMPANY, L.L.C., an Oklahoma limited liability company, FBAI INVESTMENTS CORPORATION, an Oklahoma corporation, and BRENNAN PACKING CO., INC., a Delaware corporation (individually each a "Guarantor" and collectively the "Guarantors"), and FIRST UNION NATIONAL BANK, a national banking association, as trustee (the "Trustee").

          WHEREAS, the Company and the Trustee (formerly known as First Fidelity Bank, National Association, New York) previously executed and delivered an Indenture dated as of April 28, 1993 providing for the issuance initially of $110,000,000 aggregate principal amount of the Company's 9 3/4% Senior Subordinated Redeemable Securities due 2000 (the "Securities"); and

          WHEREAS, there were issued under the April 28, 1993
Indenture (the above-referenced indenture and each supplemental indenture are collectively referred to herein as the "Indenture"), Securities in the aggregate principal amount of $110,000,000; and


          WHEREAS, Specialty Brands, Inc. (formerly known as Doskocil Specialty Brands Company and, prior to that, International Multifoods Foodservice Corp.), Continental Deli Foods, Inc. (formerly known as Wilson Foods Corporation and successor in interest to Stoppenbach, Inc.), PAFCO Importing Company, Inc., National Service Center, Inc. and Wilson Certified Express, Inc. were made party to the Indenture as Guarantors by the First Supplemental Indenture dated as of June 1, 1994; and

          WHEREAS, pursuant to the Second Supplemental Indenture dated as of May 16, 1995, the Company as the successor in interest to Doskocil Companies Incorporated ("Doskocil") expressly assumed all obligations of Doskocil under the Indenture; and

          WHEREAS, RKR-GP, Inc., KPR Holdings, L.P., Doskocil Food Service Company, L.L.C., FBAI Investments Corporation, and Brennan Packing Co., Inc. were made party to the Indenture as Guarantors by the Third Supplemental Indenture dated as of December 11, 1995; and

          WHEREAS, pursuant to an Offer to Purchase and Consent Solicitation dated March 29, 1996, the Supplement dated April 24, 1996, to the Offer to Purchase and Consent Solicitation and the Second Supplement dated May 8, 1996, to the Offer to Purchase and Consent Solicitation, the Company repurchased Securities in the aggregate principal amount of $109,566,000 and received the consent of the holders of such Securities to the amendments contemplated by this Fourth Supplemental Indenture; and

          WHEREAS, each of the Company and the Guarantors desires by this Fourth Supplemental Indenture to amend and restate the provisions of the Indenture; and

          WHEREAS, the execution and delivery of this Fourth Supplemental Indenture has been authorized by a resolution of the Board of Directors of the Company and by a resolution of the Board of Directors of each of the Guarantors, its general partner or its members, as applicable; and

          WHEREAS, all conditions and requirements necessary to make this Fourth Supplemental Indenture a valid and binding instrument in accordance with the terms have been performed, and the execution and delivery of this Agreement have been in all respects duly authorized;

          THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and equitable benefit of the holders of the Securities as follows:

                                ARTICLE ONE

          DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 1.01.  Definitions.

          "Acquired Indebtedness" means Indebtedness of a person
(a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person.

          "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

          "Agent" means any Registrar or Paying Agent of the Securities.

          "Airlie Agreement" means the Stockholders Agreement by and between the Company and The Airlie Group, L.P., dated March
22, 1993.

          "Applicable Premium" means, with respect to a Security, the greater of (i) 1.0% of the then outstanding principal amount of such Security and (ii) the excess of (A) the present value of the required interest and principal payments due on such Security, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the then outstanding principal amount of such Security; provided, however, that in no event shall the Applicable Premium exceed the amount of the applicable redemption price upon an optional redemption less 100%, at any time on or after July 15, 1998.

          "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary in any other person pursuant to which such person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary, or
(b) the acquisition by the Company or any Restricted Subsidiary of the assets of any person which constitute all or substantially all of the assets of such person or any division or line of business of such person.

          "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition by the Company or any Restricted Subsidiary to any person other than the Company or a Wholly-Owned Restricted Subsidiary, in one or a series of related transactions, of: (a) any Capital Stock of any Subsidiary; (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (c) any other properties or assets of the Company or a Restricted Subsidiary (including proprietary brand names, whether registered or otherwise) other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions of Article Five, (ii) sales of Assets Held for Sale or of obsolete equipment, and (iii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets, whether in one transaction or a series of related transactions, involving assets with a fair market value, as determined by the Company, not in excess of $500,000.

          "Asset Sale Offer" shall have the meaning set forth in
Section 4.13(b).

          "Asset Sale Offer Price" shall have the meaning set forth in Section 4.13(b).

          "Asset Sale Purchase Date" shall have the meaning set forth in Section 4.13(b).

          "Assets Held for Sale" means the facilities currently owned by the Company or its Restricted Subsidiaries that are located at Logansport, Indiana; Clarinda, Iowa; Sedalia,
Missouri; and Birmingham, Alabama.

          "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by
(b) the sum of all such principal payments.

          "Bank" means any lender or lenders that are parties to the Credit Agreement from time to time.

          "Bank Agent" means Chemical Bank or any successor or replacement agent under the Credit Agreement.

          "Bankruptcy Law" means Title 11 of the United States
Code or any similar federal, state or foreign law for the relief of debtors.

          "Bank Warrants" means the warrants evidencing the right to purchase shares of Common Stock pursuant to the Warrant
Agreement dated as of October 31, 1991, between the Company and the banks named therein as in effect on the date hereof.

          "Board of Directors" means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors of the Company or any Guarantor or its general partner(s) or member(s), as the case may be, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York, or the city in which the Trustee has its Corporate Trust Office, are authorized or obligated by law, regulation or executive order to close.

          "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights, (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

          "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of this Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP consistently applied.

          "Cash Equivalents" means, at any time: (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; and (iv) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (1) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (2) cash, securities and other property in an amount which could be paid by the Company as a Restricted Payment under the Indenture and (ii) immediately after such transaction no "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total Voting Stock of the surviving or transferee corporation; (c) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who (i) are entitled to vote to elect such new director or who are entitled to nominate such director pursuant to the Company's bylaws, the JLL Agreement or the Airlie Agreement and (ii) were either directors at the beginning of such period or persons whose election or nomination for election as directors was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office; (d) during any consecutive two-year period individuals who were Non Investor Directors (as defined below) at the beginning of such period (together with any new Non Investor Directors whose election by the Board of Directors of the Company or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the Non Investor Directors then still in office who were either Non Investor Directors at the beginning of such period or persons whose election or nomination for election as directors was so approved) cease for any reason to constitute a majority of the Non Investor Directors then in office; or (e) JLL assigns any of its rights under Section 4.6 of the JLL Agreement, or any successor provision, to nominate directors of the Company and at any time thereafter a majority of the directors of the Company designated pursuant to the JLL Agreement are persons who were not directors 60 days prior to the date of such assignment or persons whose election or nomination for election was approved by 66 2/3% of the Non Investor Directors. For purposes of the foregoing, a "Non Investor Director" means a director of the Company other than a director nominated, designated or elected pursuant to the JLL Agreement or the Airlie Agreement.

          "Change of Control Offer" shall have the meaning set forth in Section 4.12.

          "Change of Control Purchase Date" shall have the meaning set forth in Section 4.12.

          "Change of Control Purchase Price" shall have the meaning set forth in Section 4.12.

          "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

          "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "Company" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture, and thereafter means such successor.

          "Company Common Stock" means the Common Stock, par value $.01 per share, of the Company.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its President or a Vice President, and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidation" means, with respect to any person, the consolidation of the accounts of such person and each of its Subsidiaries if and to the extent the accounts of such person and each of its Subsidiaries would normally be consolidated with those of such person, all in accordance with GAAP. The term "consolidated" shall have a meaning correlative to the foregoing.

          "Control" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is 123 South Broad Street, 12th Floor,
Philadelphia, Pennsylvania (19109).

          "covenant defeasance" shall have the meaning set forth in Section 8.02(c).

          "Credit Agreement" means either the New Credit
Agreement or the Existing Credit Agreement, whichever is in full force and effect.

          "Credit Agreement Obligations" means all monetary obligations of every nature of the Company or a Restricted Subsidiary, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, from time to time owed to the lenders, the agent, the co-agents or any collateral agent under or in respect of the Credit Agreement.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy
Law.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Credit Agreement Obligations and (ii) any other Senior Indebtedness (or, for purposes of Article Twelve including the definition of Senior Representative as used therein, Guarantor Senior Indebtedness) which (a) at the time of incurrence exceeds $25,000,000 in aggregate principal amount and
(b) is specifically designated by the Company (or, in the case of Guarantor Senior Indebtedness, by the relevant Guarantor) in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness".

          "Event of Default" has the meaning set forth in Section
6.01.

          "Existing Credit Agreement" means that certain Credit Agreement dated as of December 11, 1995, as amended by Amendment No. 1 dated May 9, 1996, among the Company, Chemical Bank as syndications agent, documentation agent and administrative agent for the lenders and Citibank, N.A., as managing agent, and the lenders which are or become parties from time to time thereto, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or any successor or replacement agreement.

          "Excess Proceeds" shall have the meaning set forth in
Section 4.13(a).

          "GAAP" means generally accepted accounting principles in the United States set forth in the Statements of Financial Accounting Standards and Interpretations, Accounting Principles Board Opinions and AICPA Accounting Research Bulletins which are applicable as of the Issue Date.

          "Guarantee" shall have the meaning set forth in Section
4.17(b).

          "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "Guarantor" means the issuer at any time of a Guarantee
(so long as such Guarantee remains outstanding).

          "Guarantor Senior Indebtedness" means the principal of and premium, if any, and interest on any Indebtedness of a Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Guarantee of such Guarantor. Without limiting the generality of the foregoing, "Guarantor Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any Bankruptcy
Law, whether or not such interest is an allowable claim in such proceeding) on, and all other amounts owing in respect of (x) all Credit Agreement Obligations and Other Designated Senior Indebtedness Obligations of such Guarantor and (y) all Related Currency and Interest Rate Protection Obligations of such Guarantor. Notwithstanding the foregoing, "Guarantor Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Guarantee of such Guarantor, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Guarantor Senior Indebtedness of such Guarantor, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to such Guarantor, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of such Guarantor, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Agreement Obligations or the current portion of any long-term Indebtedness which would constitute Guarantor Senior Indebtedness but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, amounts owed by such Guarantor for compensation to employees or for services rendered to such Guarantor, (g) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by such Guarantor, (h) Indebtedness of such Guarantor to a Subsidiary of such Guarantor or any other Affiliate of such Guarantor or any of such Affiliate's Subsidiaries, and (i) that portion of any Indebtedness of such Guarantor which at the time of issuance is issued in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (i) if the holder(s) of such Indebtedness or their representative or such Guarantor shall have furnished to the Trustee an Opinion of Counsel unqualified in all material respects of independent legal counsel, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of such Guarantor) to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture).

          "Guarantor Senior Subordinated Note Obligations" means, with respect to any Guarantee, any amounts payable pursuant to the terms of such Guarantee or Article Twelve of this Indenture, including amounts received upon the exercise of right of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Securities or amounts corresponding to such principal, premium, if any, or interest on the Securities.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books. Each Holder of a Security shall also be deemed to hold a Guarantee of any Guarantor that has agreed to the terms of Article Twelve.

          "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction,
(b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligations being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of currency exchange contracts and Interest Rate Protection Obligations of such person and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (h) above. For purposes hereof: (x) the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock; and (y) Indebtedness is deemed to be incurred pursuant to a revolving credit facility each time an advance is made thereunder.

          "Indenture" means this Indenture, as amended, modified or supplemented from time to time, including, without limitation, any supplemental indenture delivered under Section 4.17.

          "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "interest" means, with respect to any Security, the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Section 6.01(i) and (j) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities, as set forth therein.

          "Interest Rate Protection Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Issue Date" means April 28, 1993.

          "Investment Grade" means BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's.

          "JLL" means Joseph Littlejohn & Levy Fund, L.P.

          "JLL Agreement" means the Stock Purchase Agreement between JLL and the Company, dated February 16, 1993.

          "legal defeasance" shall have the meaning set forth in
Section 8.02(b).

          "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

          "Moody's" means Moody's Investors Services, Inc. and its successors.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of
(i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid and which have been paid, or amounts required to be pledged and which are pledged, to secure Indebtedness owed, to any person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale (which, in the case of a Lien, is being pledged to permanently reduce Indebtedness secured by such Lien) and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

          "New Credit Agreement" means a credit agreement entered into in anticipation of, or on or after, the Issue Date among the Company, as borrower, a designated bank, as agent, the co-agents, if any, and the lenders which are or become parties from time to time thereto, which initially provides for a New Working Capital Facility, together with the related documents thereto (including, without limitation, any guarantee agreements permitted under this Indenture and security documents), in each case as such agreement may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including, subject to the covenants of this Indenture, adding Restricted Subsidiaries as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement permitted under this Indenture.

          "Non-payment Default" means, for purposes of Article Ten, any event (other than a Payment Default described in clause
(i) of the definition thereof) the occurrence of which entitles one or more persons to act to accelerate the maturity of any Designated Senior Indebtedness.

          "Officer" means the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the
Treasurer, the Secretary or the Controller of the Company or a Guarantor, as the case may be.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company or a Guarantor, as the case may be, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Subject to any express provision hereof, the counsel may be an employee of or counsel to the Company.

          "Other Designated Senior Indebtedness Obligations" means all monetary obligations of every nature of the Company or a Restricted Subsidiary, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities, from time to time owed (by reason of a guarantee or otherwise) to any holder of Designated Senior Indebtedness in respect of Designated Senior Indebtedness.

          "Paying Agent" has the meaning set forth in Section 2.03, except that, for the purposes of Section 4.12 and 4.13 and Articles Three and Eight, the Paying Agent shall not be the Company or a Subsidiary or any of their respective Affiliates.

          "Payment Blockage Period" shall have the meaning set forth in Section 10.03(b).

          "Payment Default" means (i) for purposes of Article Ten, any default in the payment when due (whether at stated maturity, by acceleration or otherwise) of principal, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or fees relating to letters of credit constituting, any Senior Indebtedness, (ii) for purposes of Article Twelve, any default in the payment when due (whether at stated maturity, by acceleration or otherwise) of principal, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or fees relating to letters of credit constituting any Guarantor Senior Indebtedness, or (iii) any event with respect to the Company which is of a type described in clauses (a), (b) or (c) of Section 10.02. In addition, for purposes of Article Twelve, it shall also constitute a Payment Default with respect to any Guarantor which is also an obligor or a guarantor in respect of any Senior Indebtedness of the Company if there shall occur any default in the payment when due (whether at stated maturity, by acceleration or otherwise) of principal, premium, if any, or interest on, or of unreimbursed amounts under drawn letters of credit or fees relating to letters of credit constituting, such Senior Indebtedness of the Company.

          "Permitted Holders" means (i) JLL and its Affiliates and (ii) any "group" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) comprised solely of JLL and its Affiliates and The Airlie Group, L.P. and its Affiliates (it being understood that a "group" that includes any other person shall not be a Permitted Holder).

          "Permitted Junior Securities" means, (i) for purposes of Article Ten (so long as the effect of any exclusion employing this definition is not to cause the Securities to be treated in any case or proceeding or similar event described in clauses (a),
(b) or (c) of Section 10.02 as part of the same class of claims as the Senior Indebtedness or any class of claims pari passu with, or senior to, the Senior Indebtedness for purposes of any payment or distribution) debt or equity securities of the Company or any successor corporation provided for by a plan of reorganization or readjustment that are subordinated at least to the same extent that the Securities are subordinated to the payment of all Senior Indebtedness; provided that (a) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Indebtedness not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and tb) the rights of the holders of such Senior Indebtedness are not, without the consent of such holders, altered or impaired by such reorganization or readjustment, and (ii) for purposes of Article Twelve, any guarantee by a Guarantor of a Permitted Junior Security of the Company described in clause (i) above; provided that such guarantee is subordinated to the payment of all Guarantor Senior Indebtedness at least to the same extent that the Guarantees are subordinated to the payment of all Guarantor Senior Indebtedness, and such guarantee is subject to provisions substantially similar to those set forth in Section 12.07.

          "Permitted Liens" means the following types of Liens:

               (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

               (b) Statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

               (c)  Liens incurred or deposits made in the
ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

               (d) Judgment Liens not giving rise to an Event of Default;

               (e) Easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

               (f) Any interest or title of a lessor under any Capitalized Lease Obligation or operating lease permitted under this Indenture;

               (g) Liens incurred in the ordinary course of business securing solely Purchase Money Obligations;

               (h)  Liens in favor of customs and revenue
authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (i) Liens upon specific items of inventory or other goods and proceeds of any person securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment, or storage of such inventory or other goods;

               (j) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

               (k) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or its Restricted Subsidiaries relating to such property or assets;

               (l) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual or warranty requirements of the Company or any of its Restricted
Subsidiaries, including rights of offset and set-off;

               (m)  Liens securing Interest Rate Protection
Obligations, which Interest Rate Protection Obligations relate to indebtedness that is secured by Liens otherwise permitted under this Indenture; and

               (n) Liens representing the interest of a licensee or sub-licensee in any trademarks of the Company or any Restricted Subsidiary pursuant to customary licensing or sub-licensing arrangements in the ordinary course of business.

          "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 hereof in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

          "principal" means, with respect to any debt security, the principal of the security plus, with respect to the Securities only, the premium, if any, on the security and any interest on overdue principal.

          "Rating Agencies" means (i) S&P, (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Securities publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody's or both, as the case may be.

          "Rating Category" means (i) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, shall constitute a decrease of one gradation).

          "Rating Date" means the date which is 90 days prior to the earlier of (i) a Change of Control and (ii) public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control.

          "Rating Decline" means that on or within 90 days after the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any of the Rating Agencies) the following shall occur: (a) in the event the Securities are rated by either Moody's or S&P on the Rating Date as Investment Grade, the rating of the Securities by both Rating Agencies shall be below Investment Grade; or (b) in the event the Securities are rated below Investment Grade by both Rating Agencies on the Rating Date, the rating of the Securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

          "Redeemable Capital Stock" means any class or series of Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to any Stated Maturity of the Securities or is redeemable at the option of the holder thereof at any time prior to any Stated Maturity of the Securities, or, at the option of the holder thereof, is convertible into or exchangeable for debt securities at any time prior to any Stated Maturity of the Securities. Notwithstanding the foregoing, Redeemable Capital Stock shall not include the Bank Warrants.

          "Redemption Date" means, with respect to any Security to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Securities.

          "Redemption Price" means, with respect to any Security to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Securities.

          "Registrar" shall have the meaning set forth in Section
2.03.

          "Related Currency and Interest Rate Protection Obliga-tions" means all monetary obligations of every nature of the Company or a Restricted Subsidiary under or in respect of currency exchange contracts and Interest Rate Protection Obligations of the Company or such Restricted Subsidiary either
(a) to the extent such monetary obligations relate to Credit Agreement Obligations or Other Designated Senior Indebtedness Obligations or (b) to the extent such monetary obligations are secured by collateral securing Credit Agreement Obligations or Other Designated Senior Indebtedness Obligations (in either case, as conclusively evidenced by an Officers' Certificate of the Company or such Restricted Subsidiary delivered to the Trustee at the time such obligations are initially incurred by the Company or such Restricted Subsidiary).

          "Replacement Assets" shall have the meaning set forth in Section 4.13(a).

          "Restricted Subsidiary" means any Subsidiary other than an Unrestricted Subsidiary.

          "S&P" means Standard & Poor's Corporation and its successors.

          "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

          "Securities" means the securities that are issued under this Indenture, as amended or supplemented from time to time pur-suant to this Indenture.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Securities Exchange Act" or "Exchange Act" means the
Securities Exchange Act of 1934, as amended from time to time.

          "Senior Indebtedness" means the principal of and premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Securities. Without limiting the generality of the foregoing, "Senior Indebtedness" shall also include the principal of, premium, if any, and interest (including interest accruing after the filing of a petition initiating any proceeding under any Bankruptcy Law whether or not such interest is an allowable claim in such proceeding) on, and all other amounts owing in respect of
(i) all Credit Agreement Obligations and Other Designated Senior Indebtedness Obligations of the Company and (ii) all Related Currency and Interest Rate Protection Obligations of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include (a) Indebtedness evidenced by the Securities, (b) Indebtedness that is expressly subordinate or junior in right of payment to any Senior Indebtedness of the Company, (c) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is by its terms without recourse to the Company, (d) any repurchase, redemption or other obligation in respect of Redeemable Capital Stock of the Company, (e) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Agreement Obligations or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause (e)), (f) to the extent it might constitute Indebtedness, amounts owed by the Company for compensation to employees or for services rendered to the Company, (g) to the extent it might constitute Indebtedness, any liability for federal, state, local or other taxes owed or owing by the Company, (h) Indebtedness of the Company to a Subsidiary of the Company or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, and (i) that portion of any Indebtedness of the Company which at the time of issuance is issued in violation of this Indenture (but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (i) if the holder(s) of such Indebtedness or their representative or the Company shall have furnished to the Trustee an Opinion of Counsel unqualified in all material respects of independent legal counsel, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate of the Company) to the effect that the incurrence of such Indebtedness does not violate the provisions of this Indenture).

           "Senior Representative" means the Bank Agent or any other representatives designated in writing to the Trustee by the holders of any class or issue of Designated Senior Indebtedness; provided that, in the absence of a representative of the type described above, any holder or holders of a majority of the principal amount outstanding of any class or issue of Designated Senior Indebtedness may collectively act as Senior Representative for such class or issue.

          "Senior Subordinated Indebtedness" means the Securities and any other indebtedness, guarantee or obligation of the Company that specifically provides that such indebtedness, guarantee or obligation is to rank pari passu with, or is not to be subordinated to, the Securities and is not subordinated by its terms to any indebtedness, guarantee or obligation of the Company which is not Senior Indebtedness.

          "Senior Subordinated Note Obligations" means any principal of, premium, if any, and interest on, and any other amounts owing in respect of, the Securities payable pursuant to the terms of the Securities or this Indenture or upon acceleration of the Securities, including, without limitation, amounts received upon the exercise of rights of rescission or other rights of action (including claims for damages) or otherwise, to the extent relating to the purchase price of the Securities or amounts corresponding to such principal, premium, if any, interest on, or other amounts owing with respect to, the Securities.

          "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act, provided that (i) each Guarantor shall in all events be deemed a Significant Subsidiary and (ii) no Unrestricted Subsidiary shall be deemed a Significant Subsidiary.

          "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which any principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness or any installment of interest thereon, means any date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or such installment of interest thereon, is due and payable.

          "Subordinated Indebtedness" means, with respect to the Company, Indebtedness of the Company which is expressly subordinated in right of payment to the Securities or, with respect to any Guarantor, Indebtedness of such Guarantor which is expressly subordinated in right of payment to the Guarantee of such Guarantor.

          "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries of such person and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries of such person or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

          "Surviving Entity" shall have the meaning set forth in
Section 5.01.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.
Code Sections 77aaa-77bbbb) as in effect on the date of this Indenture.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the date fixed for redemption of the Securities following a Change of Control (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining Average Life to Stated Maturity of the Securities; provided, however, that if the Average Life to Stated Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the Average Life to Stated Maturity of the Securities is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

          "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

          "Trust Officer" means any officer in the Corporate Trust Administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Unrestricted Subsidiary" means a Subsidiary designated as such by the Company (a) no portion of the Indebtedness or any other obligation (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary, (ii) is recourse to or obligates the Company or any other Subsidiary in any way or (iii) subjects any property or asset of the Company or any other Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, (b) which has no Indebtedness or any other obligation that, if in default in any respect (including a non-payment default), would permit (upon notice, lapse of time or both) any holder of any other Indebtedness to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity, (c) with which the Company or any other Subsidiary has no contract, agreement, arrangement, understanding or is subject to an obligation of any kind, whether written or oral, other than a transaction on terms no less favorable to the Company or any other Subsidiary than those which might be obtained at the time from persons who are not Affiliates of the Company, and (d) with which neither the Company nor any other Subsidiary has any obligation (other than by the terms of this Indenture) (i) to.subscribe for additional shares of Capital Stock or other equity interest therein or (ii) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results; provided, however, that in no event shall any Guarantor be an Unrestricted Subsidiary. The Company may designate an Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Trustee under this Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Restricted Subsidiary unless (A) after giving pro forma effect to such designation, the Company would be permitted to incur $1.00 of additional Indebtedness (other than Indebtedness permitted under the second paragraph of Section 4.08 of this Indenture) and (B) any Indebtedness or Liens of such Unrestricted Subsidiary would be permitted to be incurred by such Restricted Subsidiary under this Indenture. A designation of an Unrestricted Subsidiary as a Restricted Subsidiary may not thereafter be rescinded.

          "U.S. Government Obligations" shall have the meaning set forth in Section 8.02.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary of which 100% of the outstanding Capital Stock is owned by the Company and/or another Wholly-Owned Restricted Subsidiary. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Restricted Subsidiary.

          Section 1.02.  Incorporation by Reference of Trust
                         Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC;

          "indenture securities" means the Securities and the Guarantees, if any;

          "indenture security holder" means a Securityholder or Holder;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the indenture securities means the Company and the Guarantors, if any, jointly and severally, or any other obligor on the Securities or the Guarantees, if any.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          Section 1.03.  Rules of Construction.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a)  a term has the meaning assigned to it;

          (b) words in the singular include the plural, and words in the plural include the singular;

          (c)  "or" is not exclusive;

          (d) provisions apply to successive events and transac-tions;

          (e) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

          (f) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
and

          (g) all references to $ or dollars shall refer to the lawful currency of the United States of America.

                                ARTICLE TWO

                              THE SECURITIES

          Section 2.01.  Forms and Dating.

          The Securities and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution thereof. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

          The definitive Securities and the Guarantees, if any, shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the Officers executing such Securities, as evidenced by their execution of such Securities. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Securities, annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Section 2.02.  Execution and Authentication.

          Two Officers shall execute the Securities on behalf of the Company by either manual or facsimile signature. The
Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security or at any time thereafter, the Security shall be valid nevertheless.

          A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. Such Signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee shall authenticate Securities for original issue in an aggregate principal amount not to exceed $110,000,000 upon receipt of an Officers' Certificate signed by two Officers of the Company directing the Trustee to authenticate the Securities and certifying that all conditions precedent to the issuance of the Securities contained herein have been complied with. The aggregate principal amount of Securities outstanding at any time may not exceed $110,000,000, except as provided in
Section 2.07.

          With the approval of the Company, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

          Section 2.03.  Registrar and Paying Agent.

          The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent) and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

          Section 2.04.  Paying Agent To Hold Money in Trust.

          Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Securities (whether such money has been distributed to it by the Company or any other obligor on the Securities), and the Company and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default with respect to the Securities, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor under the Securities or any Guarantees) shall have no further liability for the money so paid over to the Trustee.

          Section 2.05.  Securityholder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

          Section 2.06.  Transfer and Exchange.

          When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.06, 4.12, 4.13 or 9.05). The
Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Security (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Security being redeemed in part.

          Section 2.07.  Replacement Securities.

          If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security, including reasonable fees and expenses of counsel. Every replacement Security is an additional obligation of the Company.

          Section 2.08.  Outstanding Securities.

          Securities outstanding at any time are all the Securities that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Security does not cease to be outstanding because the Company or any of their respective Affiliates holds the Security.

          If a Security is replaced pursuant to Section 2.07 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Securities payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Securities pursuant to the terms of this Indenture, then on and after that date such Securities cease to be outstanding and interest on them shall cease to accrue.

          Section 2.09.  Treasury Securities.

          In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

          Section 2.10.  Temporary Securities.

          Until definitive Securities are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until such exchange, temporary Securities shall be entitled to the same rights, benefits and privileges as definitive Securities.

          Section 2.11.  Cancellation.

          The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemp-tion or satisfaction of the Indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

          Section 2.12.  Defaulted Interest.

          If the Company defaults on a payment of interest on the Securities, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the persons who are Securityholders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Section 2.13.  CUSIP Number.

          The Company in issuing the Securities may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP number in notices of redemption or exchange as a con-venience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Securities, and that reliance may be placed only on the other identification numbers printed on the Securities. The Company shall promptly notify the Trustee of any change in the CUSIP number.

          Section 2.14.  Deposit of Moneys.

          On or before each Interest Payment Date and Maturity Date (but in no event later than 10:00 A.M. New York time on such date), the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

                               ARTICLE THREE

                         REDEMPTION OF SECURITIES

          Section 3.01.  Notices to the Trustee.

          If the Company elects to redeem Securities pursuant to Paragraphs 4(a) or 4(b) of the Securities, or is obligated to make a Change of Control Offer or an Asset Sale Offer pursuant to Sections 4.12 or 4.13 of this Indenture, respectively, it shall notify the Trustee of the Redemption Date and principal amount of Securities to be redeemed.

          The Company shall notify the Trustee of any redemption, Change of Control Offer or Asset Sale Offer at least 40 days (or such shorter period as shall be satisfactory to the Trustee) before the Redemption Date, Change of Control Purchase Date or Asset Sale Purchase Date, as the case may be. Such notice shall include a statement that the redemption, Change of Control Offer or Asset Sale Offer will comply with the provisions of this Indenture and the Securities.

          Section 3.02.  Selection of Securities To Be Redeemed.

          If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected from the outstanding Securities not previously called for redemption either (x) in such manner as complies with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed, or (y) if the Securities are not listed on any such exchange, pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate. The amounts to be redeemed shall be-equal to $1,000 or any integral multiple thereof.

          The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          Section 3.03.  Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the Security register maintained by the Registrar.

          All notices of redemption shall identify the Securities to be redeemed and shall state:

          (a)  the Redemption Date;

          (b) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (c) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

          (d) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed, and that on and after the Redemption Date, upon surrender for cancellation of such Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof shall be issued without charge to the Securityholder;

          (e) that Securities called for redemption must be sur-rendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

          (f) the CUSIP number, if any, relating to such Securi-ties; and

          (g) the paragraph of the Securities pursuant to which the Securities are being redeemed.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

          Section 3.04.  Effect of Notice of Redemption.

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date shall be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

          Section 3.05.  Deposit of Redemption Price.

          On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment. If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Securities.

          Section 3.06.  Securities Redeemed or Purchased in
Part.

          Upon surrender to the Paying Agent of a Security which is to be redeemed in part, the Company shall execute, any Guarantor shall guarantee and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities (accompanied by a notation of Guarantee, if any, duly endorsed by any Guarantor), of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.

                               ARTICLE FOUR

                                 COVENANTS

          Section 4.01.  Payment of Securities.

          The Company shall pay, or cause to be paid, the principal of and interest on the Securities on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate of any thereof) holds on that date money designated for and sufficient to pay the installment and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

          The Company shall pay interest on overdue principal at the rate and in the manner provided in the Securities; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

          Section 4.02.  Maintenance of Office or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby initially designates the office of the Trustee at 520 Madison Avenue, New York, New York 10022, as such office of the Company in accordance with this Section 4.02.

          Section 4.03.  Corporate Existence.

          Subject to Article Five, the Company shall do or cause to be done all things necessary to and shall cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that the Company or any of its Subsidiaries shall not be required to preserve any such existence (in the case of Subsidiaries), rights, licenses or franchises if (x) the Board of Directors of the Company shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole or (y) the loss thereof is not materially adverse to either the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

          Section 4.04.  Payment of Taxes and Other Claims.

          The Company shall pay or discharge or cause to be paid or discharged, before any penalty accrues from the failure to so pay or discharge, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made to the extent required by GAAP or where the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

          Section 4.05.  Maintenance of Properties; Insurance;
                         Books and Records: Compliance with Law.

          (a) The Company shall, and shall cause each of its Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this Section 4.05(a) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties (x) if such discontinuance is, in the judgment of the Board of Directors of the Company or such Subsidiary, desirable in the conduct of its business or (y) if such discontinuance or disposal is not materially adverse to either the Company and its Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.

          (b) The Company shall, and shall cause each of its Subsidiaries to, maintain such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is consistent with the Company's past practices (which may include self-insurance in the same form as is consistent with the Company's past practices).

          (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the Company and each Subsidiary and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

          (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, noncompliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

          Section 4.06.  Compliance Certificate.

          (a) The Company shall deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters and within 90 days after the end of each of the Company's fiscal years an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by the Company that occurred during such fiscal period. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Company ending after the Issue Date. The Company shall also deliver a certificate to the Trustee at least annually from its principal executive, financial or accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture, such compliance to be determined without regard to any period of grace or requirement of notice provided herein.

          (b) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year (or 105 days to the extent that the SEC has granted the Company an extension of the deadline for the filing of its financial statements with the SEC for such fiscal period) a written statement by the Company's independent certified public accountants stating (i) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (ii) whether, in connection with their audit examination, any Default or Event of Default under this Indenture has come to their attention and, if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an examination of the consolidated financial statements of the Company and its Subsidiaries conducted in accordance with generally accepted auditing standards.

          (c) The Company shall deliver to the Trustee as soon as possible, and in any event within ten days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default, the period of existence thereof and what action the Company is taking or proposes to take with respect thereto.

          Section 4.07.  SEC Reports.

          The Company shall file with the SEC the annual reports, quarterly reports and the information, documents and other reports required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. In accordance with the provisions of TIA Section 314(a), the Company shall file with the Trustee, within 15 days after it files them with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15 of the Exchange Act. The Company also shall comply with the other provisions of TIA
Section 314(a). In addition, the Company shall file its annual report to stockholders and any quarterly or other financial reports furnished by it to stockholders generally with the Trustee and shall mail such materials, no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of Securities maintained by the Registrar.

          Section 4.08.  [Intentionally Omitted.]

          Section 4.09.  [Intentionally omitted.]

          Section 4.10.  [Intentionally omitted.]

          Section 4.11.  [Intentionally omitted.]

          Section 4.12.  Change of Control Triggering Event.

          Upon the occurrence of a Change of Control Triggering Event, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") and shall, subject to the provisions described below, purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control Triggering Event, all of the then outstanding Securities at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date. The Company shall, subject to the provisions described below, be required to purchase all Securities properly tendered into the Change of Control Offer and not withdrawn. Prior to the mailing of the notice to Holders provided for below, the Company shall have (x) terminated all commitments and repaid in full all Indebtedness under the Credit Agreement, or offered to terminate such commitments and repay in full such Indebtedness and have in fact terminated the commitments of and repaid all Indebtedness of any lender under the Credit Agreement Obligations who accepts such offer, or (y) obtained the requisite consents under the Credit Agreement Obligations to permit the purchase of the Securities as provided for under this Section 4.12. If a notice has been mailed when such condition precedent has not been satisfied, the Company shall have no obligation to (and shall not) effect the purchase of Securities until such time as such condition precedent is satisfied. Failure to mail the notice on the date specified below or to have satisfied the foregoing condition precedent by the date that the notice is required to be mailed shall in any event constitute a covenant Default under
Section 6.01(d).

          Notice of a Change of Control Offer shall be mailed by the Company not later than the 30th day after the Change of Control Triggering Event to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a) that the Change of Control Offer is being made pursuant to this Section 4.12 and that all Securities validly tendered into the Change of Control Offer and not withdrawn shall be accepted for payment;

          (b) the Change of Control Purchase Price (including the amount of accrued interest, if any) for each Security, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

          (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company shall default in the payment of the Change of Control Purchase Price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

          (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

          (f) that Holders of Securities will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

          (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

          (h) the instructions that Holders must follow in order to tender their Securities; and

          (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Securities Exchange Act (or, if the Company is not then required to file any such reports with the SEC, the comparable reports prepared pursuant to
Section 4.07), a description of material developments in the Company's business, pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control and Change of Control Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer, including information regarding the persons acquiring control and such persons' business plans going forward.

          On the Change of Control Purchase Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay Change of Control Purchase Price of all Securities or portions thereof so tendered and accepted, and
(iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

          The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          The Company shall comply, to the extent applicable, with the requirements of Section 14c-1 of the Securities Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to a Change of Control Offer.

          Section 4.13.  Disposition of Proceeds of Asset Sales.

          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Asset Sale unless (i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value, as determined in good faith by the Board of Directors of the Company, of the shares or assets sold or otherwise disposed of and (ii) at least 85% of such consideration consists of cash, Cash Equivalents, readily marketable securities which the Company in good faith expects to liquidate promptly following such Asset Sale or the assumption of liabilities (including, in the case of the sale of the Capital Stock of a Restricted Subsidiary, liabilities of such Restricted Subsidiary). Net Cash Proceeds of any Asset Sale may be applied for the following purposes (provided that such Net Cash Proceeds may be applied for the purpose set forth in the following clause
(B) only to the extent that any Net Cash Proceeds remain after first being applied for the purpose set forth in the following clause (A)): (A) to the extent required by the terms of any Senior Indebtedness, to repay Senior Indebtedness (but only if the commitments or amounts available to be borrowed under such Senior Indebtedness are permanently reduced by the amount of such payment); and (B) to repay any Senior Indebtedness that is outstanding under a revolving credit facility provided for in the Credit Agreement (whether or not such payment permanently reduces the commitments under such facility). To the extent that such Net Cash Proceeds are not applied as provided in the preceding sentence, the Company or a Restricted Subsidiary, as the case may be, may apply the Net Cash Proceeds from such Asset Sale, within 360 days of such Asset Sale, to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that shall be used in the business of the Company and its Restricted Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"), so long as the Company or such Restricted Subsidiary has notified the Trustee in writing within 270 days of such Asset Sale that it has determined to apply the Net Cash Proceeds from such Asset Sale to an investment in such Replacement Assets. Any Net Cash Proceeds from any Asset Sale not applied as provided in the preceding two sentences, within 360 days of such Asset Sale, constitute "Excess Proceeds."

          (b) When the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all Holders of the Securities, on a day not more than 40 Business Days thereafter (the "Asset Sale Purchase Date"), the maximum principal amount (expressed as a multiple of $1,000) of Securities that may be purchased with the aggregate Excess Proceeds at a price, payable in cash, equal to 100 of the principal amount of the Securities plus accrued and unpaid interest, if any, to the purchase date (the "Asset Sale Offer Price").

          (c) Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Securities not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

               (1) that the Asset Sale Offer is being made pur-suant to this Section 4.13;

               (2) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Security, the Asset Sale Purchase Date and the date on which the Asset Sale Offer expires;

               (3) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

               (4) that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

               (5) that Holders electing to have Securities pur-chased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Asset Sale Purchase Date and must complete any form letter of transmittal proposed by the Company and acceptable to the Trustee and the Paying Agent;

               (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Asset Sale Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

               (7) that if Securities in a principal amount in excess of the Holder's pro rata share of the amount of Excess Proceeds are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Securities tendered (with such ad-justments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 or integral multiples of $1,000 shall be acquired);

               (8) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

               (9) the instructions that Holders must follow in order to tender their Securities; and

              (10) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Securities Exchange Act (or, if the Company is not required to file any such reports with the Commission, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer and information concerning the circumstances and relevant facts regarding such Asset Sale and Asset Sale Offer as would be material to a Holder of the Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Asset Sale Offer.

          (d)  On the Asset Sale Purchase Date, the Company shall
(i) accept for payment, on a pro rata basis, Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Securities not 80 accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. To the extent that the aggregate principal amount of Securities tendered pursuant to an offer to purchase is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. Upon completion of such an offer to purchase, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.13, the Trustee shall act as Paying Agent.

          (e)  The Company shall comply, to the extent
applicable, with the requirements of Section 14c-1 of the Securities Exchange Act, and any other securities laws or regulations in connection with the repurchase of Securities pursuant to the Asset Sale Offer.
          Section 4.14.  [Intentionally omitted.]

          Section 4.15.  [Intentionally omitted.]

          Section 4.16.  Waiver of Stay; Extension or Usury Laws.

          Each of the Company and the Guarantors, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company or such Guarantor, as the case may be, from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Company and the Guarantors, if any, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

          Section 4.17.  Limitation on Guarantees by Restricted
                         Subsidiaries.

          (a) At no time before May 15, 1996 shall the Company permit any Restricted Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Indebtedness of the Company or any Guarantor, unless such Restricted Subsidiary is a Guarantor or simultaneously executes and delivers to the Company and the Trustee a supplemental indenture to this Indenture providing for the guarantee of payment of the Securities by such Restricted Subsidiary pursuant to the terms of Exhibit B hereto.

          (b)  [Intentionally omitted.]

          (c)  [Intentionally omitted.]

          (d) Notwithstanding anything to the contrary contained in this Indenture, in the event that a Guarantor is released from all obligations which pursuant to Section 4.17(a) obligated it to become a Guarantor, such Guarantor shall be released from all obligations under its Guarantee. In addition, upon any sale or disposition (by merger or otherwise) of any Guarantor by the Company or a Restricted Subsidiary to any person that is not an Affiliate of the Company or any of its Restricted Subsidiaries which is otherwise in compliance with the terms of this Indenture, such Guarantor shall be deemed to be released from all obligations under its Guarantee; provided, however, that each such Guarantor is sold or disposed of in accordance with Section 4.13; provided, further, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure to the extent that such proviso would be inconsistent with the requirements of the Uniform Commercial Code.

          Section 4.18.  Limitation on Other Senior Subordinated
                         Indebtedness.

          The Company shall not issue, directly or indirectly, any Indebtedness which is subordinate or junior in ranking in any respect to Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness.

                               ARTICLE FIVE

                           SUCCESSOR CORPORATION

          Section 5.01.  When Company May Merge, etc.

          (a) The Company shall not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company shall not permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or of the Company and its Restricted Subsidiaries, taken as a whole, to any other person or persons, unless at the time and after giving effect thereto either (i) (A) if the transaction or transactions is a merger or consolidation involving the Company, the Company shall be the surviving person of such merger or consolidation, or (B) if the transaction or transactions is a merger or consolidation involving a Restricted Subsidiary of the Company, such Restricted Subsidiary shall be the surviving person of such merger or consolidation and such surviving person shall be a Restricted Subsidiary of the Company, or (ii) (A) the person formed by such consolidation or into which the Company or such Restricted Subsidiary is merged or to which the properties and assets of the Company or such Restricted Subsidiary, as the case may be, substantially as an entirety, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) (1) in the case of a transaction involving the Company, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and in each case, this Indenture shall remain in full force and effect; or (2) in the case of a transaction involving a Restricted Subsidiary that is a Guarantor, the Surviving Entity shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Restricted Subsidiary under its Guarantee and related supplemental indenture, and in each case, such Guarantee and supplemental indenture shall remain in full force and effect.

          In connection with any consolidation, merger, transfer, lease or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease or other disposition and the supplemental indenture in respect thereof comply with the requirements under this Indenture. In addition, each Guarantor, if any, unless it is the other party to the transaction or unless its Guarantee will be released and discharged in accordance with its terms as a result of the transaction, shall be required to confirm, by supplemental indenture, that its Guarantee of the Securities will apply to the obligations of the Company or the Surviving Entity under this Indenture.

          (b) A Guarantor shall not, and the Company shall not permit a Guarantor to, consolidate with or merge with or into any Person unless:

               (i)  except in the circumstances where the
          Guarantee of the Guarantor is to be released in accordance with Section 12.07, such Guarantor or, if the merger or consolidation involves the Company, the Company shall be the continuing person or the resulting or surviving person (the "surviving entity") and shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia;

              (ii)  except in the circumstances where the
          Guarantee of the Guarantor is to be released in accordance with Section 12.07 or where the Company is the surviving entity, the surviving entity shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under this Indenture, as modified by such supplemental indenture, and its Guarantee; and

               (iii) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation or merger, and if a supplemental indenture is required in connection with such transaction ar series of transactions, such supplemental indenture complies with this Section 5.01(b) and that all conditions precedent provided for in this Indenture relating to the transaction or series of transactions have been satisfied.

          Section 5.02.  Successor Substituted.

          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01(a) hereof, the successor person or persons formed by such consolidation or into which the Company is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of (a) a lease or (b) any sale, assignment, conveyance, transfer, lease or other disposition to an Affiliate of the Company, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.

                                ARTICLE SIX

                                 REMEDIES

          Section 6.01.  Events of Default.

          An "Event of Default" means any of the following events:

          (a) default in the payment of the principal of, or premium, if any, when due and payable, on any of the Securities
(at its Stated Maturity, upon optional redemption, required purchase, or otherwise);

          (b) default in the payment of an installment of interest on any of the Securities, when due and payable, and such Default is continuing for 30 days;

          (c) the failure by the Company to comply with its obligations under Article Five;

          (d) the failure by the Company to comply with its obligations under Sections 4.07, 4.12, 4.13 and 4.18, and such Default continues for a period of 30 days after written notice of such Default (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring the Company to remedy the same shall have been given
(i) to the Company by the Trustee or (ii) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

          (e) the failure by the Company to perform or observe any other term, covenant or agreement contained in the Securities or this Indenture (other than a default specified in clause (a), (b), (c) or (d) of this Section 6.01), and such Default continues for a period of 60 days after written notice of such Default (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities then outstanding;

          (f)  [Intentionally omitted]

          (g)  [Intentionally omitted]

          (h) any Guarantee ceases to be in full force and effect or is declared null and void (other than as provided in Section 4.17(d)), or any Guarantor denies that it has any further liability under any Guarantee, or gives notice to such effect (other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with Section 12.07) and such condition shall have continued for a period of 60 days after written notice of such failure (which notice shall specify the Default, demand that it be remedied and state that it is a "Notice of Default") requiring the Guarantor and the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities then outstanding; or

          (i) the Company or any Significant Subsidiary of the Company, pursuant to or under or within the meaning of any Bank-ruptcy Law;

               (i)  commences a voluntary case or proceeding;

              (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;

             (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property; or

              (iv) makes a general assignment for the benefit of its creditors; or

          (j) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (i) is for relief against the Company or any Sig-nificant Subsidiary of the Company in an involuntary case or proceeding,

              (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its properties, or

             (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company,

and in each case the order or decree remains unstayed and in effect for 60 days.

          Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default (other than those set forth in Section 6.01(a), (b) or, to the extent relating to Section 4.01, (e)) unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder, any holder of Senior Indebtedness or Guarantor Senior Indebtedness or any of their respective agents.

          Section 6.02.  Acceleration.

          If an Event of Default (other than as specified in Section 6.01(i) or (j) above with respect to the Company or any Significant Subsidiary) shall occur and be continuing, the Trustee, by notice to the Company, or the holders of at least 25 in aggregate principal amount of the Securities then outstanding, by notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued interest on all of the outstanding Securities due and payable immediately, upon which declaration, all amounts payable in respect of the Securities shall be immediately due and payable; provided, however, that so long as the Credit Agreement shall be in full force and effect, if an Event of Default shall have occurred and be continuing (other than an Event of Default under clause Section 6.01(i) or (j) with respect to the Company or any Significant Subsidiary), any such acceleration shall not be effective until the earlier to occur of (x) five Business Days following delivery of a notice of such acceleration to the Bank Agent under the Credit Agreement and (y) the acceleration of any Indebtedness under the Credit Agreement. If an Event of Default specified in Section 6.01(i) or (j) above with respect to the Company or any Significant Subsidiary occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the outstanding Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Securities.

          After a declaration of acceleration in accordance with this Section 6.02, but before a judgment or decree for payment of money due has been obtained by the Trustee, the Holders of a ma-jority in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration and its consequences if:

          (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

               (1) all sums paid or advanced by the Trustee under this Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

               (2)  all overdue interest on all Securities;

               (3) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities; and

               (4) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the Securities which has become due otherwise than by such declaration of acceleration;

          (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

          (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities that has become due solely by such declaration of acceleration, have been cured or waived.

          Section 6.03.  Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

          All rights of action and claims under this Indenture or the Securities may be enforced by the Trustee even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          Section 6.04.  Waiver of Defaults.

          Subject to the provisions of Sections 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may, on behalf of the Holders of all the Securities, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to
Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

          Section 6.05.  Control by Majority.

          The Holders of at least a majority in aggregate principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee; or exercising any trust or power conferred on the Trustee; provided, however, that the Trustee may refuse to follow any direction that (a) conflicts with any rule of law or this Indenture, (b) the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (c) may expose the Trustee to personal liability unless the Trustee has indemnification satisfactory to it in its sole discretion against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

          Section 6.06.  Limitation on Suits.

          No Holder of any Securities shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture or the Securities unless:

               (a)  the Holder gives written notice to the
          Trustee of a continuing Event of Default;

               (b) the Holders of at least 25% in principal aggregate amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

               (c)  such Holder or Holders offer and, if
          requested, provide to the Trustee reasonable indemnity satisfactory to the Trustee against any loss, liability or expense;

               (d) the Trustee does not comply with the request within 15 days after receipt of the request and, if re-quested, provision of indemnity; and

               (e) during such 15-day period the Holders of a majority in aggregate principal amount of the outstanding Securities do not give the Trustee a direction which is inconsistent with the request.

          The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, such Security held by such Holder on or after the respective due dates set forth in such Security.

          A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

          Section 6.07.  Right of Holders To Receive Payment.

          Notwithstanding any other provision in this Indenture, the right of any Holder of Security to receive payment of the principal of and interest on such Security, on or after the respective Stated Maturities expressed in such Security, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

          Section 6.08.  Collection Suit by Trustee.

          If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, any Guarantor or any other obligor on the Securities for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          Section 6.09.  Trustee May File Proofs of Claims.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Restricted Subsidiaries (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 6.10.  Priorities.

          If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

               First:  to the Trustee for amounts due under
          Section 7.08;

               Second:  subject to Article Ten and, if
          applicable, Article Twelve, to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;

               Third: subject to Article Ten and, if applicable, Article Twelve, to Holders for principal amounts (including any premium) owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal (including any premium); and

               Fourth: the balance, if any, to the Company or, to the extent the Trustee collects any amount-from any Guarantor, to such Guarantor.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Security-holders pursuant to this Section 6.10.

          Section 6.11.  Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

          Section 6.12.  Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, any Security or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, each Guarantor, if any, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                               ARTICLE SEVEN

                                  TRUSTEE

          Section 7.01.  Duties.

          (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of
Default:

               (i) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

              (ii) in the absence of bad faith on its part, the Trustee may conclusively rely as to the truth of the statements and the correctness of the opinions expressed therein upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture; and

             (iii) the Trustee shall have no duty or obligation to inquire as to the Company's compliance with its covenants set forth in Article Four (except Sections
          4.01, 4.06(a) and (b), and 4.16).

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that;

               (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

              (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

             (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties here-under or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and
(d) of this Section 7.01.

          (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

          Section 7.02.  Rights of Trustee.

               (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document;

               (b) before the Trustee acts or refrains from act-ing, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel or both, which shall conform to Sections 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel;

               (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any Agent appointed with due care;

               (d)  the Trustee shall not be liable for any
          action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

               (e) the Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel;

               (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; and

               (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          Section 7.03.  Individual Rights of Trustee.

          The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 7.11 and 7.12 and TIA Sections 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

          Section 7.04.  Trustee's Disclaimer.

          The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or of any Guarantee, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

          Section 7.05.  Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 60 days thereafter; provided, however, that, except in the case of a Default in the payment of the principal of or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or a committee of Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

          Section 7.06.  Money Held in Trust.

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder.

          Section 7.07.  Reports by Trustee to Holders.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

          The Company shall notify the Trustee in writing if the Securities become listed on any securities exchange.

          Section 7.08.  Compensation and Indemnity.

          The Company covenants and agrees to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compen-sation of a trustee of an express trust. The Company shall reim-burse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this
Section 7.08, the Trustee shall have a Lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Securities.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(i) or (j) with respect to the Company or a Significant Subsidiary, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The Company's obligations under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article Eight and/or the termination of this Indenture.

          Section 7.09.  Replacement of Trustee.

          The Trustee may resign by so notifying the Company.
The Holders of a majority in principal amount of the outstanding
Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

               (a)  the Trustee fails to comply with Section
          7.11;

               (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

               (c) a receiver or other public officer takes charge of the Trustee or its property; or

               (d)  the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in-principal amount of the outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.08, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor
Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

          Section 7.10.  Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

          Section 7.11.  Eligibility: Disqualification.

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(5) and which shall either (i) have a combined capital and surplus of at least $50,000,000, or (ii) have a combined capital and surplus of at least $25,000,000 and be the subsidiary of a bank or bank holding company having a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          Section 7.12.  Preferential Collection of Claims
                         Against Company.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Section 311(a) to the extent provided therein.

                               ARTICLE EIGHT

                  SATISFACTION AND DISCHARGE OF INDENTURE

          Section 8.01.  Termination of the Company's
                         Obligations.

          The Company may terminate its obligations under the Securities and this Indenture, and the obligations of any Guarantor shall terminate, except those obligations referred to in the penultimate paragraph of this Section 8.01, if the events described in clause (a) or (b) below shall have occurred and, in either such case, the further conditions specified in clauses
(c), (d) and (e) below shall have been satisfied:

          (a) all Securities previously authenticated and delivered (other than destroyed, lost or stolen Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.04) have been delivered to the Trustee for cancellation; or

          (b)(1) either (x) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Securities under arrangements satisfactory to the Trustee for the giving of such notice or (y) all Securities not theretofore delivered to the Trustee for cancellation have otherwise become due and payable hereunder; and (2) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Securities to maturity or redemption; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Securities; and provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Articles Ten and Twelve; and

          (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit shall not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; and

          (d) the Company shall have paid all other sums payable by it hereunder; and

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the satisfaction and discharge of the Company's and any Guarantor's obligation under the Securities, this Indenture and, in the case of a Guarantor, its Guarantee have been complied with, which Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the Credit Agreement (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and
7.08 and any Guarantor's obligations in respect thereof shall survive until the Securities are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Securities are no longer outstanding, the Company's obligations in Sections 7.08, 8.04 and 8.05 and any Guarantor's obligations in respect thereof shall survive.

          After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's and any Guarantor's obligations under the Securities and this Indenture except for those surviving obligations specified above.

          Section 8.02.  Legal Defeasance and Covenant
                         Defeasance.

          (a) The Company may, at its option by Board Resolution of the Company, at any time, with respect to the Securities, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company and any Guarantor shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in clauses (i) and (ii) of this paragraph, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Securities and the Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article Ten, Article Twelve or otherwise, except for the following, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive, solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due; (ii) the Company's obligations with respect to such Securities under Sections 2.06, 2.07 and 4.02 and, with respect to the Trustee, under Section 7.08 and any Guarantor's obligations in respect thereof; (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder; and (iv) this
Section 8.02 and Section 8.05.  Subject to compliance with this
Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Articles Five and Ten and in Sections 4.05 through
4.15 and 4.17 and 4.18 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Securities and the Guarantees and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article Ten, Article Twelve or otherwise. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company and any Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), (d) and (e); provided, however, that, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

               (1) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this
          Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (x) money in an amount or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations) maturing as to principal, premium, if any, and interest in such amounts of money and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of and interest on the outstanding Securities not later than one day before the due date of any payment, or (z) a combination thereof sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal of, premium, if any, and interest on the outstanding Securities on the Maturity Date or otherwise in accordance with the terms of this Indenture and of such Securities; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities;

               (2)  in the case of an election under paragraph
          (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

               (3)  in the case of an election under paragraph
          (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

               (4) no Default or Event of Default or event which with notice or lapse of time or both would become a De-fault or an Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(a) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

               (5) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any Securities of the Company or any Guarantor;

               (6) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company or any Guarantor is a party or by which it is bound;

               (7)  the Company shall have delivered to the
          Trustee an Opinion of Counsel to the effect that (x) the trust funds will not be subject to any rights of any holders of Senior Indebtedness of the Company, including, without limitation, rights arising under this Indenture, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following: (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Securities, the Trustee will hold, for the benefit of the Holders of Securities, a valid and enforceable security interest in such trust funds that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination; (B) the Holders of Securities will be entitled to receive adequate protection of their interests in such trust funds if such trust funds are used; and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Securities in exchange for or with respect to any of such funds will be subject to any prior rights of any other person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

               (8)  the Company shall have delivered to the
          Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with and (y) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

          (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Section 8.02 to the contrary notwith-standing, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

          Section 8.03.  Application of Trust Money.

          The Trustee shall hold in trust money or U.S.
Government Obligations deposited with it pursuant to Sections
8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

          Section 8.04.  Repayment to Company or Guarantors.

          Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to the Company, or if deposited with the Trustee by any Guarantor, to such Guarantor, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company or any Guarantor, as the case may be, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company or any Guarantor, as the case may be, Securityholders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

          Section 8.05.  Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's and each Guarantor's, if any, obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company or the Guarantors, as the case may be, has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or the Guarantors, as the case may be, shall be, subrogated to the rights of the holders of such Securities to receive such payment from the money or U.S. Government Obliga-tions held by the Trustee or Paying Agent.

                               ARTICLE NINE

                    AMENDMENTS, SUPPLEMENTS AND WAIVERS

          Section 9.01.  Without Consent of Holders.

          The Company, when authorized by a Board Resolution of the Company, and the Trustee may amend, waive or supplement this Indenture (including, at any time, Article Twelve) or the Securities without notice to or consent of any Holder:

               (a)  to cure any ambiguity, defect or
          inconsistency; provided that such amendment or supplement does not adversely affect the rights of any Holder;

               (b)  to comply with Article Five;

               (c) to provide for uncertificated Securities in addition to certificated Securities;

               (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

               (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder; or

               (f) to add any Subsidiary as a Guarantor pursuant to the terms of Article Twelve; provided that the terms of Sections 12.01 and 12.08 may be modified in the manner described in the last paragraphs thereof without the consent of the Holders.

          Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the legal rights of any Holders hereunder. The Company shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change under this Section 9.01 does not adversely affect the rights of any Holder.

          Section 9.02.  With Consent of Holders.

          Subject to Section 6.04, the Company when authorized by a Board Resolution of the Company, and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company or the Guarantors with any provision of this Indenture, the Securities or the Guarantees.

          Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:

               (a) reduce the principal amount outstanding of or extend the fixed maturity of any Security or alter the redemption provisions with respect thereto;

               (b) make the principal of, premium, if any, or interest on any Security payable in money other than that stated in the Security;

               (c)  reduce the percentage in outstanding
          aggregate principal amount of Securities the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture, the Securities or any Guarantee;

               (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;

               (e)  waive a default in the payment of the
          principal of, premium, if any, or interest on, or redemption or an offer to purchase required hereunder with respect to, any Security;

               (f) amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Triggering Event or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto;

               (g) reduce or change the rate or time for payment of interest on any Security;

               (h) modify or change any provision of this Inden-ture affecting the subordination of the Securities or any Guarantee in a manner adverse to the Holders;

               (i) release any Guarantor from any of its obliga-tions under its Guarantee or this Indenture other than in compliance with Section 12.07; or

               (j)  modify this Section 9.02 or Section 6.04 or
          Section 6.07.

          Notwithstanding the foregoing, no amendment shall modify any provision of this Indenture so as to affect adversely the rights of any holder of Designated Senior Indebtedness or any holder of Guarantor Senior Indebtedness representing Credit Agreement Obligations or Other Designated Senior Indebtedness Obligations or any holder of Related Currency and Interest Rate Protection Obligations at the time outstanding to the benefits of subordination under this Indenture and the Securities or any Guarantee without the consent of such Holder.

          It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Company shall mail to the Holders of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any supplemental indenture.

          Section 9.03.  Compliance with Trust Indenture Act.

          Every amendment of or supplement to this Indenture, the Securities or any Guarantees shall comply with the TIA as then in effect.

          Section 9.04.  Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effec-tive, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under Section 316(b) of the TIA.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

          After an amendment, supplement or waiver becomes effec-tive, it shall bind every Holder unless it makes a change described in any of clauses (a) through (j) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

          Section 9.05.  Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Company shall direct the Trustee to, and upon receipt of such direction, the Trustee shall, request the Holder of the Security to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

          Section 9.06.  Trustee May Sign Amendments etc.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.

                                ARTICLE TEN

                        SUBORDINATION OF SECURITIES

          Section 10.01.  Securities Subordinate to Senior
                          Indebtedness.

          The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Ten, the Indebtedness represented by the Securities and the payment of the Senior Subordinated Note Obligations are hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents of all amounts payable under all existing and future Senior Indebtedness.

          This Article Ten shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

          Section 10.02.  Payment Over of Proceeds upon Dissolu-
                          tion, etc.

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event:

               (1) all Senior Indebtedness (including, in the case of Credit Agreement Obligations, Other Designated Senior Indebtedness Obligations and Related Currency and Interest Rate Protection Obligations of the Company, any interest accruing subsequent to the filing of a petition for bankruptcy at the rate provided for in the documentation governing such Credit Agreement Obligations, Other Designated Senior Indebtedness Obligations or Related Currency and Interest Rate Protection Obligations of the Company, as the case may be, whether or not such interest is an allowed claim in such bankruptcy proceeding) shall be paid in full in cash or Cash Equivalents before any payment or distribution of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities of the Company) is made to the Holders of the Securities on account of Senior Subordinated Note Obligations; and

               (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities of the Company), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

               (3) in the event that, notwithstanding the fore-going provisions of this Section 10.02, the Trustee or the Holder of any Security shall have received any pay-ment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of any Senior Subordinated Note Obligations before all Senior Indebtedness is paid in full in cash or Cash Equivalents, then and in such event such payment or distribution (excluding Permitted Junior Securities of the Company) shall be held in trust for the holders of Senior Indebtedness and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

          The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Article if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Five.

          Section 10.03.  Suspension of Payment When Senior In-
                          debtedness in Default.

          (a) Unless Section 10.02 shall be applicable, upon the occurrence of a Payment Default, no direct or indirect payment or distribution of any assets of the Company or any Subsidiary of any kind or character shall be made by or on behalf of the Company on account of the Senior Subordinated Note Obligations or on account of the purchase or redemption or other acquisition of any Senior Subordinated Note Obligations unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents, after which, subject to Section 10.02 (if applicable), the Company shall resume making any and all required payments in respect of the Securities and the other Senior Subordinated Note Obligations, including any missed payments.

          (b) Unless Section 10.02 shall be applicable, upon (i) the occurrence of a Non-payment Default and (ii) receipt by the Trustee from a Senior Representative of written notice of such occurrence stating that such notice is a "Payment Blockage Notice" pursuant to Section 10.03(b) of this Indenture, no payment or distribution of any-assets of the Company of any kind or character shall be made by or on behalf of the Company on account of any Senior Subordinated Note Obligations or on account of the purchase or redemption or other acquisition of Senior Subordinated Note Obligations for a period (a "Payment Blockage Period") commencing on the date of receipt by the Trustee of such notice unless and until the earlier to occur of the following events (subject to any blockage of payments that may then be in effect under Section 10.02 or subsection (a) of this Section 10.03): (A) 179 days shall have elapsed since receipt of such written notice by the Trustee; (B) such Non-payment Default shall have been cured or waived or shall have ceased to exist (provided that no other Payment Default or Non-payment Default has occurred and is then continuing after giving effect to such cure or waiver); (C) all Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents; or (D) such Payment Blockage Period shall have been terminated by written notice to the Trustee from the Senior Representative initiating such Payment Blockage Period; after which, subject to
Section 10.02 and 10.03(a) (if applicable), the Company shall resume making any and all required payments in respect of the Senior Subordinated Note Obligations, including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any consecutive 360-day period. No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or can be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 360 consecutive days, unless such default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenant for a period commencing after the date of commencement of such Payment Blockage Period, that, in either case, would give rise to a Non-payment Default pursuant to any provision under which a Non-payment Default previously existed or was continuing shall constitute a new Non-payment Default for this purpose; provided that, in the case of a breach of a particular financial covenant, the Company shall have been in compliance for at least one full period commencing after the date of commencement of such Payment Blockage Period). In no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt of the notice referred to in clause (2) of this Section 10.03(b) and there must be a 181 consecutive day period in any 360 consecutive day period during which no Payment Blockage Period is in effect pursuant to this Section 10.03(b).

          (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment prohibited by the foregoing provisions of this Section 10.03, then and in such event such payment shall be held in trust for the holders of Senior Indebtedness and shall be paid over and delivered forthwith to the Senior Representatives or as a court of competent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness, to the extent necessary to pay all such due and unpaid Senior Indebtedness in cash or Cash Equivalents, after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

          Section 10.04.  Trustee's Relation to Senior Indebted-
                          ness.

          With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten (and in Article Twelve with respect to any Guarantor Senior Indebtedness), and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

          Section 10.05.  Subrogation to Rights of Holders of
                          Senior Indebtedness.

          Upon the payment in full in cash or Cash Equivalents of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Securities shall be paid in full in cash or Cash Equivalents.
For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash or Cash Equivalents.

          Section 10.06.  Provisions Solely To Define Relative
                          Rights.

          The provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Securities is intended to or shall: (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of Senior Indebtedness (i) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 10.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (ii) under the conditions specified in Section 10.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.03(c).

          The failure to make a payment on account of any Senior
Subordinated Note Obligations by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

          Section 10.07.  Trustee To Effectuate Subordination.

          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Securities.

          Section 10.08.  No Waiver of Subordination Provisions.

          (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section 10.08, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
(iii) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Company and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pur-suant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

          Section 10.09.  Notice to Trustee.

          (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a Senior Representative; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.09 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

          (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee by a person representing himself to be a Senior Representative to establish that such notice has been given by a Senior Representative. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          Section 10.10.  Reliance on Judicial Order or Certifi-
                          cate of Liquidating Agent.

          Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee and the Holders shall be entitled to rely conclusively upon any order or decree entered by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of, or the order or decree makes reference to, this Article Ten.

          Section 10.11.  Rights of Trustee as a Holder of Senior
                          Indebtedness; Preservation of Trustee's
                          Rights.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08.

          Section 10.12.  Article Applicable to Paying Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Ten in addition to or in place of the Trustee; provided, however, that Section 10.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          Section 10.13.  No Suspension of Remedies.

          Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders, from time to time, of Senior Indebtedness.

                              ARTICLE ELEVEN

                               MISCELLANEOUS

          Section 11.01.  Trust Indenture Act of 1939.

          This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

          If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the provision of the TIA shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

          Section 11.02.  Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

          If to the Company to:

               Foodbrands America, Inc.
               1601 N.W. Expressway, Suite 1700
               Oklahoma City, OK  73118
               Attention:  Bryant P. Bynum

          If to any Guarantor:

               [Insert Guarantor's Name]
               1601 N.W. Expressway, Suite 1700
               Oklahoma City, OK  73118
               Attention:  Bryant P. Bynum

          With a copy to:

               McAfee & Taft A Professional Corporation
               10th Fl., Two Leadership Square
               211 North Robinson
               Oklahoma City, OK 73102
               Attention:  Brice E. Tarzwell, Esq.

          If to the Trustee to:

               First Union National Bank
               123 South Broad Street, 12th Floor
               Philadelphia, Pennsylvania  19109
               Attention:  Corporate Trust Administration

          The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed by first class mail, postage prepaid, to such Holder at the address of such Holder as it appears on the Securities register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

          Failure to mail a notice or communication to a Security holder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          Section 11.03.  Communication by Holders with Other
                          Holders.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The obligors, the Trustee, the Registrar and any other person shall have the protection of TIA
Section 312(c).

          Section 11.04.  Certificate and Opinion as to
                          Conditions Precedent.

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, such obligor shall furnish to the Trustee:

               (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

               (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          Section 11.05.  Statements Required in Certificate or
                          Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

               (1)  a statement that the person making such
          certificate or opinion has read such covenant or condi-tion;

               (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

               (3) a statement that, in the opinion of such per-son, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been com-plied with; and

               (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          Section 11.06.  Rules by Trustee, Paying Agent, Regis-
                          trar.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          Section 11.07.  Governing Law.

          The laws of the State of New York shall govern this Indenture, the Securities and the Guarantees without regard to principles of conflicts of law. The Trustee, the Company, each Guarantor, if any, and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture, the Securities and the Guarantees.

          Section 11.08.  No Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or any of their respective Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          Section 11.09.   No Recourse Against Others.

          A director, officer, employee, stockholder or Affiliate, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any obligations of a Guarantor under any Guarantee or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

          Section 11.10.  Successors.

          All agreements of the Company and any Guarantor in this Indenture, the Securities and the Guarantees shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

          Section 11.11.  Duplicate Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

          Section 11.12.  Separability.

          In case any provision in this Indenture, the Securities or any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

          Section 11.13.  Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 11.14.  Benefits of Indenture.

          Nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture, except as specifically provided in Section 10.01 hereof.

                              ARTICLE TWELVE

                          GUARANTEE OF SECURITIES

          Section 12.01.  Guarantee.

          Subject to the provisions of this Article Twelve, each Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee, irrespective of the validity and en-forceability of this Indenture, the Securities or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other Senior Subordinated Note Obligations will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Senior Subordinated Note Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. This Guarantee is a present and continuing guarantee of payment and performance, and not of collectibility only. Accordingly, failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders under this Indenture or the Securities, for whatever reason, each Guarantor shall be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

          Each of the Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand,
(a) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six hereof for the purposes of this Guarantee, notwith-standing any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article Six hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

          This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          No stockholder, officer, director, employer or incorpo-rator, past, present or future, or any Guarantor, as such, shall have any personal liability under this Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

          The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

          The Guarantee of any Guarantor, and this Section 12.01 as applicable to any Guarantor, may be modified, without the consent of the Holders, to reflect such fraudulent conveyance savings provisions, net worth or maximum amount limitations as to recourse or similar provisions as are set forth in, and after giving effect to, any guarantee by such Guarantor of any Credit Agreement Obligations at the time that the Guarantee hereunder is first issued and shall thereafter be required to be modified in the same manner as such guarantee under the Credit Agreement is thereafter amended or modified; provided that no such amendment or modification to thereafter conform to the Credit Agreement shall be in a manner which is adverse to the Holders in any respect. No modification or amendment referred to in the preceding sentence shall be permitted if it would disadvantage the Holders relative to the holders of Credit Agreement Obligations of such Guarantor other than by operation of the sub-ordination provisions of this Article Twelve and any Permitted Liens.

          Section 12.02.  Execution and Delivery of Guarantee.

          The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Security. Each of the Guarantors hereby agrees that its Guarantee set forth in Section 12.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

          If an Officer of a Guarantor whose signature is on the Indenture or a Guarantee no longer holds that office at the time the Trustee authenticates any Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

          The delivery of any Guarantee to the Trustee as required by Section 4.17(a) shall constitute due delivery of such Guarantee on behalf of the Guarantor to and for the benefit of all Holders of the Securities.

          Section 12.03.  [Intentionally omitted]

          Section 12.04.  Guarantee Obligations Subordinated to
                          Guarantor Senior Indebtedness.

          Each Guarantor covenants and agrees, and each Holder of a Security, by its acceptance thereof, likewise covenants and agrees, that all payments pursuant to the Guarantee made by or on behalf of such Guarantor are hereby expressly made subordinate and subject in right of payment as provided in this Article Twelve to the prior payment in full in each or Cash Equivalents of all amounts payable under all existing and future Guarantor Senior Indebtedness of such Guarantor.

          This Section 12.04 and the following Sections 12.05 through 12.17 of this Article Twelve shall constitute a continuing offer to all person who, in reliance upon such provisions, become holders of, or continue to hold, Guarantor Senior Indebtedness of any Guarantor and, to the extent set forth in Section 12.06(b), holders of Designated Senior Indebtedness; and such provisions are made for the benefit of the holders of Guarantor Senior Indebtedness of each Guarantor and, to the extent set forth in Section 12.06(b), holders of Designated Senior Indebtedness; and such holders (to such extent) are made obligees hereunder and they or each of them may enforce such provisions.

          Section 12.05.  Payment Over of Proceeds Upon Dissolu-
                          tion, etc., of a Guarantor.

          In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to any Guarantor, as such, or to its assets, or (b) any liquidation, dissolution or other winding-up of any Guarantor, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of any Guarantor, then and in any such event:

               (i)  all Guarantor Senior Indebtedness of
          such Guarantor (including, in the case of Credit Agreement Obligations, Other Designated
          Senior Indebtedness Obligations and Related
          Currency and Interest Rate Protection Obliga-tions of such Guarantor, any interest accruing subsequent to the filing of a petition for bankruptcy at the rate provided for in the documentation governing such Credit Agreement
          Obligations, Other Designated Senior Indebted-ness Obligations or Related Currency and Interest Rate Protection Obligations or Related
          Currency and Interest Rate Protection Obliga-tions of such Guarantor, as the case may be, whether or not such interest is an allowed claim in such bankruptcy proceeding) shall be paid in full in cash or Cash Equivalents before any payment or distribution of any kind or character (excluding Permitted Junior Securi-ties of such Guarantor), by or on behalf of such Guarantor, is made to the Holders of the Securities pursuant to this Guarantee on account of the Guarantor Senior Subordinated
          Note Obligations; and

              (ii)  any payment or distribution of assets
          of such Guarantor of any kind or character, whether in cash, property or securities (ex-cluding Permitted Junior Securities of such Guarantor), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article Twelve, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Guarantor Senior
          Indebtedness of such Guarantor or their repre-sentative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor
          Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor
          Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents of all such Guarantor Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Guar-antor Senior Indebtedness; and

             (iii)  in the event that, notwithstanding
          the foregoing provisions of this Section 12.05, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of such Guarantor of any kind or charac-ter, whether in cash, property or securities, in respect of any Guarantor Senior Subordinated
          Note Obligations of such Guarantor under this Guarantee before all Guarantor Senior Indebted-ness of such Guarantor is paid in full in cash or Cash Equivalents or payment thereof is pro-vided of, then and in such event such payment or distribution (excluding Permitted Junior
          Securities of such Guarantor) shall be held in trust for the holders of Guarantor Senior In-debtedness and shall be paid over or delivered forthwith to the trustee in bankruptcy, receiv-er, liquidating trustee, custodian, assignee, agent or other person making payment or distri-bution of assets of such Guarantor for applica-tion to the payment of all such Guarantor
          Senior Indebtedness remaining unpaid, to the extent necessary to pay all of such Guarantor
          Senior Indebtedness in full in cash or Cash
          Equivalents, after giving effect to any concur-rent payment or distribution to or for the holders of such Guarantor Senior Indebtedness.

          Section 12.06.  Suspension of Guarantee Obligations
                          When Guarantor Senior Indebtedness in
                          Default.

          (a) Unless Section 12.05 shall be applicable, after the occurrence of a Payment Default no direct or indirect payment or distribution of any assets of such Guarantor of any kind or character shall be made by or on behalf of such Guarantor on account of the Guarantor Senior Subordinated Note Obligations or on account of the purchase, redemption, defeasance or other acquisition of the Senior Subordinated Note Obligations or the Guarantor Senior Subordinated Note Obligations or any of the obligations of such Guarantor under this Guarantee unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or the Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash or Cash Equivalents, after which, subject to
Section 12.05 (if applicable), such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee.

          (b) Unless Section 12.05 shall be applicable, during any Payment Blockage Period in respect of the Securities, no payment or distribution of any assets of a Guarantor of any kind or character shall be made by or on behalf of a Guarantor on account of the Senior Subordinated Note Obligations or the Guarantor Senior Subordinated Note Obligations or on account of the purchase, redemption, defeasance or other acquisition of the Guarantor Senior Subordinated Note Obligations or on account of the purchase, redemption, defeasance or other acquisition of the Guarantor Senior Subordinated Note Obligations or on account of any of the other obligations of such Guarantor under this Guarantee; provided, however, that the foregoing prohibition shall not apply unless such Payment Blockage Period has been instituted under Section 10.03(b) by a Senior Representative acting for holders of Designated Senior Indebtedness which also constitutes Guarantor Senior Indebtedness. Upon the termination of any Payment Blockage Period, subject to Section 12.05 and
Section 12.06(a) (if applicable), such Guarantor shall resume making any and all required payments in respect of its obligations under this Guarantee.

          (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Security shall have received any payment from a Guarantor prohibited by the foregoing provisions of this Section 12.06, then and in such event such payment shall be held in trust for holders of Guarantor Senior Indebtedness and, upon written direction of the Senior Representative, shall be paid over and delivered forthwith to the Senior Representative initiating the Payment Blockage Period, in trust for distribution to the holders of Guarantor Senior Indebtedness or, if no amounts are then due in respect of Guarantor Senior Indebtedness, prompt return to the Guarantor, or as a court of competent jurisdiction shall direct.

          Section 12.07.  Release of a Guarantor.

          (a) Notwithstanding anything to the contrary contained in this Indenture, in the event that a Guarantor is released from all obligations which pursuant to Section 4.17(a) obligated it to become a Guarantor, such Guarantor shall be released from all obligations under its Guarantee.

          (b) In addition, except in the case where the prohibition on transfer in Section 5.01(a) is applicable, upon the sale or disposition of all of the Capital Stock of a Guarantor by the Company or a Subsidiary, or upon the consolidation or merger of a Guarantor with or into any Person (in each case, other than to the Company or an Affiliate of the Company), such Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article Twelve without any further action required on the part of the Trustee or any Holder, and all obligations of such Guarantor, if any, in respect of any Senior Indebtedness shall also terminate upon such transaction; provided, however, that each such Guarantor is sold or disposed of in accordance with Section 4.13 hereof; and provided, further, that the foregoing proviso shall not apply to the sale or disposition of a Guarantor in a foreclosure to the extent that such proviso would be inconsistent with the requirements of the Uniform Commercial Code.

          (c) The Trustee shall deliver an appropriate instrument evidencing the release of a Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 12.07. Any Guarantor not so released or the entity surviving such Guarantor, as applicable, shall remain or be liable under its Guarantee as provided in this Article Twelve.

          The Trustee shall execute any documents reasonably re-quested by the Company or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee endorsed on the Securities and under this Article
Twelve.

          Except as set forth in Articles Four and Five and this
Section 12.07, nothing contained in the Indenture or in any of the Securities shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

          Section 12.08.  Waiver of Subrogation.

          Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arises from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities and shall, subject to the subordination provisions of this Article and to Article Ten, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 12.08 is knowingly made in contemplation of such benefits.

          This Section 12.08, as applicable to any particular Guarantor, may be amended or modified, without the consent of the Holders, in a manner to be consistent with the terms of any waiver of subrogation language set forth in any guarantee of such Guarantor issued under the Credit Agreement at the time that the Guarantee hereunder is first issued and shall thereafter be required to be modified in the same manner as such guarantee under the Credit Agreement is thereafter amended or modified; provided that no such amendment or modification to thereafter conform to the Credit Agreement shall be in a manner which is adverse to the Holders in any respect. No modification or amendment referred to in the preceding sentence shall be permitted if it would disadvantage the Holders relative to the holders of Credit Agreement Obligations of such Guarantor other than by operation of the subordination provisions of this Article Twelve and any Permitted Liens.

          Section 12.09.  Guarantee Provisions Solely to Define
                          Relative Rights.

          The subordination provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Guarantor Senior Indebtedness of each Guarantor and, to the extent set forth in Section 12.06, holders of Designated Senior Indebtedness on the other hand. Nothing contained in this Article Twelve (other than a release pursuant to Section 12.07) or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among each Guarantor, its creditors other than holders of its Guarantor Senior Indebtedness and the Holders of the Securities, the obligation of such Guarantor, which is absolute and unconditional, to make payments to the Holders in respect of its obligations under this Guarantee as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against such Guarantor of the Holders of the Securities and creditors of such Guarantor other than the holders of the Guarantor Senior Indebtedness of such Guarantor; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon Default or an Event of Default under this Indenture, subject to the rights, if any, under the subordination provisions of this Article Twelve of the holders of Guarantor Senior Indebtedness of the Guarantors hereunder and, to the extent set forth in Section 12.06, holders of Designated Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding-up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Guarantor referred to in Section 12.05, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in
Section 12.06, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 12.06(c).

          The failure by any Guarantor to make a payment in respect of its obligations under this Guarantee by reason of any provision of this Article Twelve shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

          Section 12.10.  Trustee to Effectuate Subordination of
                          Guarantee Obligations.

          Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Twelve and appoints the Trustee his attorney in fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of any Guarantor whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of such Guarantor owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Guarantor Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Securities.

          Section 12.11.  No Waiver of Guarantee Subordination
                          Provisions.

          (a) No right of any present or future holder of any Guarantor Senior Indebtedness of any Guarantor or Designated Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or any Guarantor or by any act or failure to act by any such holder, or by any non-compliance by the Company or any Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

          (b) Without limiting the generality of subsection (a) of this Section 12.11, the holders of Guarantor Senior Indebtedness of any Guarantor may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article Twelve or the obligations hereunder of the Holders of the Securities to the holders of such Guarantor Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates or any instrument evidencing the same or any agreement under which such Guarantor Senior Indebtedness or such Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates; (3) release any person liable in any manner for the collection or payment of such Guarantor Senior Indebtedness or any Senior Indebtedness as to which such Guarantor Senior Indebtedness relates; and (4) exercise or refrain from exercising any rights against such Guarantor and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Securities to take any action to accelerate the maturity of the Securities pursuant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

          Section 12.12.  Guarantors to Give Notice to Trustee.

          (a) The Company and each Guarantor shall give prompt written notice to the Trustee of any fact known to such Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the subordination provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof at its Corporate Trust Office from the Company, such Guarantor or a Senior Representative; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 12.12, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 12.12 at least two Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of such Guarantor Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within two Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate from such Guarantor to such effect.

          (b) The Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee, by a person representing himself to be a Senior Representative to establish that such notice has been given by a Senior Representative. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Guarantor Senior Indebtedness of any Guarantor to participate in any payment or distribution pursuant to this Article Twelve, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness of each Guarantor held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Twelve, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

          Section 12.13.  Reliance on Judicial Order or Certifi-
                          cate of Liquidating Agent Regarding
                          Dissolution, etc., of Guarantors.

          Upon any payment or distribution of assets of any Guarantor referred to in this Article Twelve, the Trustee and the Holder shall be entitled to rely conclusively upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up, or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Guarantor Senior Indebtedness of such Guarantor and other Indebtedness of such Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article Twelve; provided that the foregoing shall apply only if such court has been fully apprised of the provisions of, or the order makes reference to, this Article Twelve.

          Section 12.14.  Rights of Trustee as a Holder of Guar-
                          antor Senior Indebtedness; Preservation
                          of Trustee's Rights.

          The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Twelve with respect to any Guarantor Senior Indebtedness of any Guarantor which may at any time be held by the Trustee, to the same extent as any other holder of such Guarantor Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Twelve shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.08.

          Section 12.15.  Article Twelve Applicable to Paying
                          Agents.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Twelve shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Twelve in addition to or in place of the Trustee; provided, however, that Section
12.14 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

          Section 12.16.  No Suspension of Remedies.

          Nothing contained in this Article Twelve shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Twelve of the holders, from time to time, of Guarantor Senior Indebtedness of the Guarantors.

          Section 12.17.  Trustee's Relation to Guarantor Senior
                          Indebtedness.

          With respect to the holders of Guarantor Senior Indebtedness of any Guarantor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Twelve (and in Article Ten with respect to Senior Indebtedness), and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness of any Guarantor shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness of any Guarantor and the Trustee shall not be liable to any holder of Guarantor Senior Indebtedness of any Guarantor if it shall mistakenly pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Guarantor Senior Indebtedness of any Guarantor shall be entitled by virtue of this Article Twelve or otherwise.

          Section 12.18.  Subrogation.

          Upon the payment in full in cash or Cash Equivalents of all amounts payable under or in respect of Guarantor Senior Indebtedness of the Guarantors and of all Senior Indebtedness of the Company, the Holders shall be subrogated to the rights of the holders of such Guarantor Senior Indebtedness of the Guarantors to receive payments or distributions of assets of any Guarantors made on such Guarantor Senior Indebtedness of the Guarantors until all amounts due under the Guarantee shall be paid in full in cash or Cash Equivalents. For the purposes of such subrogation, no payments or distributions to holders of such Guarantor Senior Indebtedness of the Guarantors of any cash, property or securities to which Holders of the Securities would be entitled except for the provisions of this Article Twelve, and no payment pursuant to the provisions of this Article Twelve to holders of such Guarantor Senior Indebtedness of this Guarantors by the Holders, shall, as between each Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness of the Guarantors and the Holders, be deemed to be a payment by such Guarantor to or on account of such Guarantor Senior Indebtedness of the Guarantors, its being understood that the provisions of this Article Twelve are solely for the purpose of defining the relative rights of the holders of such Guarantor Senior Indebtedness of the Guarantors, on the one hand, and the Holders, on the other hand.

          If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Twelve shall have been applied, pursuant to the provisions of this Article Twelve, to the payment of all amounts payable under the Guarantor Senior Indebtedness of the Guarantors, then and in such case, the Holders shall be entitled to receive from the holders of such Guarantor Senior Indebtedness of the Guarantors at the time outstanding any payments or distributions received by such holders of Guarantor Senior Indebtedness of the Guarantors in excess of the amount sufficient to pay all amounts payable under or in respect of such Guarantor Senior Indebtedness of the Guarantors in full in cash or Cash Equivalents.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

                               FOODBRANDS AMERICA, INC., a Dela-
                               ware corporation


                               By /s/ William L. Brady
                                 William L. Brady, Vice President


                               SPECIALTY BRANDS, INC., a Delaware
                               corporation


                               By /s/ William L. Brady
                                 William L. Brady, Vice President


                               CONTINENTAL DELI FOODS, INC., a
                               Delaware corporation


                               By /s/ William L. Brady
                                 William L. Brady, Vice President


                               NATIONAL SERVICE CENTER, INC., a
                               Delaware corporation


                               By /s/ William L. Brady
                                 William L. Brady, Vice President


                               RKR-GP, INC., a Delaware corpora-
                               tion


                               By /s/ William L. Brady
                                 William L. Brady, Vice President


                               KPR HOLDINGS, L.P., a Delaware
                               limited partnership

                               By:  RKR-GP, a Delaware corpora-
                                    tion, General Partner


                                     By /s/ William L. Brady
                                       William L. Brady,
                                       Vice President


                               DOSKOCIL FOOD SERVICE COMPANY,
                               L.L.C., an Oklahoma limited lia-
                               bility company

                               By:  RKR-GP, a Delaware corpo-
                                    ration, Member


                                     By /s/ William L. Brady
                                        William L. Brady
                                        Vice President

                               By:  Continental Deli Foods, Inc.,
                                    a Delaware corporation,
                                    Member


                                     By /s/ William L. Brady
                                        William L. Brady
                                        Vice President


                               FBAI INVESTMENTS CORPORATION, an
                               Oklahoma corporation


                               By /s/ William L. Brady
                                 William L. Brady, Vice President


                               BRENNAN PACKING CO., INC., a Dela-
                               ware corporation


                               By /s/ William L. Brady
                                 William L. Brady, Vice President


                               FIRST UNION NATIONAL BANK, as
                               Trustee


                               By: /s/ George L. Rayzis
                                    Name: George L. Rayzis
                                    Title: Vice President

                               SEAL:

ATTEST:


By: /s/ John H. Chapham
   Name:  John H. Chapham
   Title: Vice President